                                                                     EXHIBIT 15


                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Union Texas Petroleum Holdings, Inc. has included our report dated April 23, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the prospectuses constituting part of the following registration statements:

    Registration Statement on Form S-8 (No. 33-26105) filed on December 21, 1988 Registration Statement on Form S-8 (No. 33-13575) filed on April 29, 1991 Registration Statement on Form S-8 (No. 33-21684) filed on April 29, 1991 Registration Statement on Form S-8 (No. 33-44045) filed on November 19, 1991 Registration Statement on Form S-8 (No. 33-64928) filed on June 24, 1993 Registration Statement on Form S-8 (No. 33-59213) filed on May 10, 1995 Registration Statement on Form S-3 (No. 33-64049) filed on November 7, 1995

We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP
Houston, Texas
April 23, 1996

                                       1